UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2024

EXACT SCIENCES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35092	02-0478229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5505 Endeavor Lane
Madison, WI  53719
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (608) 284-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 3, 2024, Exact Sciences Corporation (the "Company" or "Exact Sciences") announced leadership updates as it prepares for an exciting period of growth and the launches of new breakthrough cancer tests to improve the lives of people around the world. The Company is moving its commercial organization, which includes exceptional sales and marketing leaders, directly under its Screening and Precision Oncology teams. The Company expects this will enhance its agility, transparency and responsiveness to patient and customer needs. Jake Orville and Brian Baranick will continue in their roles as General Managers of Screening and Precision Oncology, respectively, positions they have both held since 2022.

Exact Sciences also reported that on May 30, 2024, Everett Cunningham, Chief Commercial Officer, informed the Company that effective on June 13, 2024 he will be departing for an opportunity with an organization that does not compete with the Company.

Item 7.01.                    Regulation FD Disclosure.

The Company reaffirms its second-quarter 2024 and full-year 2024 financial guidance, which was provided on May 8, 2024:

•Second-quarter total revenue of $677-697 million, assuming Screening revenue of $522-532 million and Precision Oncology revenue of $155-165 million,
•Full-year total revenue of $2.810-2.850 billion, assuming Screening revenue of $2.155-2.175 billion and Precision Oncology revenue of $655-675 million, and
•Full-year adjusted EBITDA of $325-350 million.

This guidance was discussed in the Company’s first quarter 2024 earnings press release and related conference call and presentation, all of which may be found on the Company's website, www.exactsciences.com, on the Events and Presentations page under the Investor Relations tab.

The information in this Item 7.01 of this Current Report on Form 8-K is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements concerning the Company's expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on assumptions that the Company has made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements the Company makes regarding expectations for development and commercialization of new or improved products and services and their impacts on patients, and the Company's strategies, positioning, resources, capabilities and expectations for future events or performance. Risks and uncertainties that may affect the Company's forward-looking statements are described in the Risk Factors sections of the Company's most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in the Company's other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP disclosure

In addition to the Company's financial results determined in accordance with U.S. GAAP, the Company provides non-GAAP measures that it determines to be useful in evaluating its operating performance. The Company presents EBITDA, adjusted EBITDA, non-GAAP gross margin, non-GAAP gross profit, core revenue, and free cash flow. This current report on Form 8-K includes certain of these measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets, manage the Company’s business, and in setting incentive and compensation arrangements. Please refer to the Company's first quarter 2024 earnings release for discussion of non-GAAP financial measures and reconciliations to GAAP financial measures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: June 3, 2024	By:	/s/ Aaron Bloomer
Aaron Bloomer
Executive Vice President and Chief Financial Officer
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